Exhibit 16.1

Kreit & Chiu CPA LLP
733 Third Avenue, Floor 16, #1014
New York, NY 10017
(949) 326-CPAS (2727)

April 28, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Kandi Technologies Group, Inc. under Item 4.01 of its Form 8-K dated April 28, 2023. We agree with the statements concerning our firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Kandi Technologies Group, Inc. contained therein.

Very truly yours,

/s/ Kreit & Chiu CPA LLP

Kreit & Chiu CPA LLP

(Formerly Paris, Kreit & Chiu CPA LLP)